IMPACT TECHNOLOGIES INC.

611-1685 H Street, Suite 611
Blaine, WA 98230

September 8, 2011

Dennis Branconnier
Box 25090, RPO Deer Park
Red Deer, AB TR4 2M2

RE: Termination of Letter of Intent by and between Impact Technologies Inc. and Dennis Branconnier dated May 29, 2011

Dear Mr. Branconnier:

This letter serves as confirmation of the mutually agreed upon termination of that certain Letter of Intent (the "LOI") entered into on May 29, 2011 by and between Impact Technologies Inc., a Nevada corporation ("Impact"), a wholly-owned subsidiary of Digagogo Ventures Corp., a Delaware corporation ("Digagogo"), and Dennis Branconnier ("Mr. Branconnier"), for the sale of an exclusive limited liability license of Digagogo's software technology to Mr. Branconnier in exchange for five hundred thousand dollars ($500,000). This letter confirms that the parties have mutually agreed to void the LOI and as a result, the LOI is hereby terminated, effective immediately.

Agreed this ______ day of _____________, 2011 by:

Impact Technologies Inc.

____
By: ______________________
Its: ______________________

Dennis Branconnier

____
By: Dennis Branconnier